                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

         Pursuant to Section 13 OR 15(d) of the Securities Act of 1934


                                APRIL 28, 2000
               Date of Report (date of earliest event reported)



                                 BANCTEC, INC.
            (Exact name of registrant as specified in its charter)



      Delaware                     0-9859                    75-1559633
(State or other jurisdiction of  (Commission              (I.R.S. Employer
 incorporation or organization)  File Number)            Identification No.)


                            2701 E. Grauwyler Road
                              Irving, Texas 75061
         (Address of principal executive offices, including zip code)


                                (972) 579-6000
             (Registrant's telephone number, including area code)
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ITEM 4.  Changes in Registrant's Certifying Accountant.

     (a) On April 28, 2000, the Registrant dismissed Arthur Andersen LLP ("AA") as its independent auditors. The reports of AA on the Registrant's financial statements for the fiscal years ended December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Registrant's Board of Directors approved the decision to change accountants. During the Registrant's two most recent fiscal years, there were no disagreements with AA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AA would have caused it to make reference to such disagreement in its reports.

     (b) The Registrant engaged Deloitte & Touche LLP ("D&T") to act as its independent auditors, effective April 28, 2000. During the two most recent fiscal years and subsequent interim period, the Registrant has not consulted D&T on items which (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Registrant's financial statements, or (2) concerned the subject matter of a disagreement or a reportable event with Registrant's former accountant.

ITEM 7.  Financial Statements and Exhibits.

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

     16.1 Letter from Arthur Andersen LLP dated May 2, 2000, addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-K.
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SIGNATURE
---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  BANCTEC, INC.



                                                  By: /s/ Evelyn Henry Miller
                                                      --------------------------
                                                      Evelyn Henry Miller
                                                      Senior Vice President and
                                                      Chief Financial Officer


Date:  May 4, 2000